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                                                                   Exhibit 10.24

                Forbearance Agreement by and between Registrant
                    and the Committee of Unsecured Creditors

                              FORBEARANCE AGREEMENT


     This Forbearance Agreement is entered into as of         , 2000, by and
between The Lamaur Corporation ("Lamaur") and the Committee of Unsecured Creditors of Lamaur, acting on behalf of all general unsecured Creditors of Lamaur, by and through its members, Owens Illinois, Inc., U.S. Can Company, Sequist Perfect, AeroPres Corp., Longview Fibre, Cognis Corp., and National Starch and Chemical (the "Committee").

                                    RECITALS

     A. WHEREAS, Lamaur is indebted to its general unsecured creditors in the approximate aggregate amount of $8,000,000, as of February 29, 2000, (the "Existing Debt"). Lamaur and the Committee desire to address Lamaur's repayment of the Existing Debt in accordance with the terms of this Forbearance Agreement.

     B. WHEREAS, as a result of the Existing Debt, Lamaur's general unsecured creditors are entitled to pursue certain remedies to attempt to recover the Existing Debt according to state law. Lamaur has asked the Committee, on behalf of all general unsecured creditors of Lamaur, to forbear from exercising those remedies relating to the recovery of the Existing Debt and to encourage other unsecured creditors to do likewise and the Committee on behalf of all general unsecured creditors of Lamaur has agreed.

     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

     1. Acknowledgment of Liability. As of the date of this Forbearance Agreement, Lamaur owes its general unsecured creditors an amount equal to the Existing Debt. Notwithstanding the foregoing, Lamaur reserves any and all claims, offsets or defenses that Lamaur may now have with respect to the payment of the Existing Debt.

     2. Forbearance. Lamaur acknowledges and agrees that neither the Committee, nor Lamaur's general unsecured creditors is in any way agreeing to waive any claim against Lamaur as a result of this Forbearance Agreement or the performance by the parties of their respective obligations hereunder. Subject to the conditions contained herein and performance by Lamaur of all of the terms of this Forbearance Agreement after the date hereof, the Committee shall, until December 31, 2001, forbear from exercising any remedies they may have against Lamaur as a result of their status as unsecured creditors of Lamaur as of the date hereof or the occurrence of any default(s) under any agreement(s) relating thereto by and between Lamaur and the Committee or any general unsecured creditors. In the event that an unsecured creditor who is not a member of the Committee, but who is owed a portion of the Existing Debt attempts to engage in collection efforts against Lamaur, Lamaur will promptly notify the committee of the existence of such creditor and the Committee will use good faith efforts to contact such creditor for the purpose of soliciting that Creditor's agreement to be bound by the terms hereof to the same extent that current Committee members have agreed to be bound. This forbearance shall not be deemed a continuing waiver or forbearance with respect to any default which may occur under any such agreement(s) or hereunder after the date of this Forbearance Agreement.

     3. Grant of Security Interest. For and in consideration of this Forbearance Agreement, Lamaur hereby grants to the Committee, on behalf of all of Lamaur's general unsecured creditors, a security interest in certain presently existing collateral (as described in that certain form UCC-1 financing statement, in substantially the form attached hereto as Exhibit "A") in order to secure prompt repayment of the Existing Debt; provided, however, that the security interest granted herein shall be junior in priority to any and all existing liens and to any and all interests of Congress Financial Corporation ("CFC"). As a result hereof, Lamaur agrees to execute that certain Security Agreement attached hereto as Exhibit "B." The Security Agreement shall remain in full force and effect until the Existing Debt is satisfied in full. The Committee hereby authorizes its attorney, James Chatz, Esq., to terminate and release the UCC upon full payment to unsecured creditors as provided for hereunder, upon receipt of a written representation of such payment by an authorized Lamaur representative.

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     4. Access to Corporate Records. For an in further consideration of this
Forbearance Agreement, Lamaur agrees to make available to the Committee certain "Sensitive and Confidential Information," as defined in, pursuant to and conditioned upon execution by the Committee of that certain Lamaur Corporation Confidential Non-Disclosure Agreement, in substantially the form attached here as Exhibit "C", as requested by the Committee, including but not limited to, monthly financial information.

     5. Payment Terms. Lamaur agrees to provide each of its general unsecured creditors with a choice of payment of such creditor's portion of existing debt to be made in writing by each creditor, consisting of:

     A. Either an immediate 60% payment in full of the total nondisputed outstanding debt to the individual creditors holding claims of up to a total of $5,000, or those creditors holding claims of larger than $5,000 who elect to reduce their claim to $5,000 to obtain 60% of $5,000, or

     B. 100% payment of the total nondisputed outstanding debt as follows:

          1. 40% of the total allowed claim to be paid upon execution of this agreement to accept the payment schedule,

          2. 5% to be paid on or before June 30, 2000,

          3. 22% to be paid on or before January 2, 2001,

          4. 5% to be paid on or before June 30, 2001,

          5. 28% to be paid on or before December 31, 2001

          6. Miscellaneous.

     a. Successors and Assigns. This Forbearance Agreement shall be binding upon and shall inure to the benefit of the Committee and Lamaur and their respective constituents, successors and assigns; provided, however, that the foregoing shall not authorize any assignment by the Committee of any of its rights or duties hereunder.

     b. Entire Agreement. This Forbearance Agreement contains the entire agreement of the parties hereto and supersedes any other oral or written agreements or understandings with respect to the subject matter hereof.

     c. Governing Law. The parties acknowledge and agree that the conditions, validity and enforceability of any terms or provisions of this Forbearance Agreement shall be determined by the laws of the State of Minnesota governing contracts entered into and to be performed in the State of Minnesota.

     d. Interpretation of Agreement. This Agreement, the exhibits hereto, and the documents to be executed in connection herewith, constitute a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any party.

     e. Venue. Any action to enforce, interpret or challenge the terms of this Agreement, the exhibits hereto, and the documents to be executed in connection herewith shall be brought within the State or Federal Courts of Minnesota, as appropriate.

     f. Attorneys' Fees and Costs. The parties hereto shall bear their own costs and attorneys' fees related to this Forbearance Agreement.

     g. Time is of the Essence. Time is of the essence as to each and every term and provision of this Forbearance Agreement.

     h. Counterparts. This Forbearance Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

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     i. Legal Effect. If any provision of this Forbearance Agreement conflicts with applicable law, such provision shall be deemed severed from this Forbearance Agreement, and the balance of this Forbearance Agreement shall remain in full force and effect.

     j. Due Authorization. Each individual executing this Forbearance Agreement on behalf of an entity is duly authorized to so execute this Forbearance Agreement and the entity on behalf of which this Forbearance Agreement is so executed is valid, binding and enforceable against such entity.


     IN WITNESS WHEREOF, the undersigned have executed this Forbearance Agreement as of the first date above written.

                                    THE LAMAUR CORPORATION

                                    By:
                                       -----------------------------------
                                    Title:
                                          --------------------------------
                                    The Committee of Unsecured Creditors of
                                    Lamaur Corporation

                                    By:  Owens Illinois, Inc.
                                    -------------------------------------
                                    Lawrence Levey
                                    Its:  Co-Chairman

                                    By:  U.S. Can Company
                                    --------------------------------------
                                    Pete Andres
                                    Its:  Co-Chairperson

                                    By:  Seaquist Perfect
                                    --------------------------------------
                                    Steve Trojan

                                    By:  AeroPres Corp
                                    --------------------------------------
                                    Richard Bianchi

                                    By:  Longview Fibre
                                    ---------------------------------------
                                    Michael Guilday

                                    By:  Cognis Corporation
                                    ---------------------------------------
                                    Frank Wertalik

                                    By:  National Starch & Chemical
                                    ---------------------------------------
                                    Tony Gaeta

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